UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 24, 2019

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no, par value	NTEC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.08	Shareholder Director Nominations.

On September 24, 2019, the board of directors of Intec Pharma Ltd. (the “Company”) established December 2, 2019, as the date for the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Because this date is more than 30 days from the anniversary of the 2018 Annual Meeting of Shareholders, updated deadlines apply for submission of shareholder proposals to be considered for inclusion in the Company’s proxy materials for the Annual Meeting.

Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act 1934, as amended, must ensure that such proposal is received on or before October 25, 2019 at the Company’s principal executive offices located at Intec Pharma Ltd., 12 Hartom St., Har Hotzvim Jerusalem 9777512, Israel, Attention: Chief Financial Officer. The Company has determined this to be a reasonable deadline for submission of shareholder proposals before it begins to print and mail its definitive proxy materials for the Annual Meeting.

In accordance with the requirements of Israeli law, shareholders who wish to bring business before the Annual Meeting other than pursuant to Rule 14a-8, including director nominations, must ensure that written notice of such proposal is received at Intec Pharma Ltd., 12 Hartom St., Har Hotzvim Jerusalem 9777512, Israel, Attention: Chief Financial Officer on or before November 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2019

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer